Exhibit 10.25

LEASE
This lease (“LEASE”) is entered into as of 1/10/2019 between Four Tower Bridge Associates, a Pennsylvania limited partnership (“LANDLORD”), and Madrigal Pharmaceuticals, Inc., a Delaware corporation (“TENANT”).

In consideration of the mutual covenants stated below, and intending to be legally bound, Landlord and Tenant covenant and agree as follows:
1.KEY DEFINED TERMS.

(a)"Abatement Period" means the period that begins on the Commencement Date and ends on the day immediately prior to the 2-month anniversary of the Commencement Date. During the Abatement Period, no Fixed Rent is due or payable, but Tenant shall pay to Landlord without regard to the Base Year (as defined in Section 5(a)), utilities for such Abatement Period, as set forth in Section 6.

(b)"Additional Rent" means all rents, costs, and expenses other than Fixed Rent that Tenant is obligated to pay Landlord pursuant to this Lease.    •

(c)"Broker" means Jones Lang LaSalle Brokerage, Inc.
(d)"Building" means the building known as Four Tower Bridge located at 200 Barr Harbor Drive, West Conshohocken, Pennsylvania 19428, containing approximately 86,021 rentable square feet.

(e) Building holidays.

"Business Hours" means the hours of 6:00 a.m. to 7:30 p.m. on weekdays, excluding
(f)"Commencement Date" means the date that is the earlier of: (i) the date on which Tenant first conducts any business in all or any portion of the Premises; or (ii) the later of Substantial Completion (as defined in Exhibit C) or February I, 2019.

. (g) "Common Areas" means, to the extent applicable, the lobby, parking facilities, passenger elevators, rooftop terrace, fitness or health center, plaza and sidewalk areas, multi-tenanted floor restrooms, and other similar areas of unrestricted access at the Project or designated for the benefit of Building tenants, and the areas on multi-tenant floors in the Building devoted to corridors, elevator lobbies, and other similar facilities serving the Premises.
(h)"Expiration Date" means the last day of the Term, or such earlier date of termination of this Lease pursuant to the terms hereof.

(i)"Fixed Rent" means fixed rent in the amounts set forth below:

TIME PERIOD	FIXED RENT PER R.S.F.	ANNUALIZED FIXED	MONTHLY INSTALLMENT
		RENT
Commencement Date - end of Abatement Period	$0.00	$0.00	$0.00
Fixed Rent Start Date - end of Rent Period 1	$34.25	$356,748.00	$29,729.00
Rent Period 2	$34.94	$363,935.04	$30,327.92
Rent Period 3 - End of Initial Tenn	$35.64	$371,226.24	$30,935.52

U)    "Fixed Rent Start Date" means the day immediately following the end of the Abatement
Period.

.(k)    "Initial Term" means the period commencing on the Commencement Date, and ending at

Office Lease

11:59 p.m. on: (i) if the Fixed Rent Start Date is the first day of a calendar month, the day immediately prior to the 36-month anniversary of the Fixed Rent Start Date; or (ii) if the Fixed Rent Start Date is not the first day ofa calendar month, the last day of the calendar month containing the 36-month anniversary of the Fixed Rent Start Date.

(I) "Laws" means federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the County of Montgomery, Commonwealth of Pennsylvania in which the Premises are located ("State"), and decisions of federal courts applying the laws of the State, including without limitation Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations.

(m)"Premises" means the space presently known as Suite 200 in the Building, as shown on Exhibit A attached hereto, which is deemed to contain 10,416 rentable square feet.

(n)"Project" means the Building, together with the parcel of land owned by Landlord upon which the Building is located, and all Common Areas.
(o)"Rent" means Fixed Rent and Additional Rent. Landlord may apply payments received from Tenant to any obligations of Tenant under the Lease then due and owing without regard to any contrary Tenant instructions or requests. Additional Rent shall be paid by Tenant in the same manner as Fixed Rent, without setoff, deduction, or counterclaim.

(p)"Rent Period" means, with respect to Rent Period 1, the period that begins on the Fixed Rent Start Date and ends on the last day of the calendar month preceding the month in which the first anniversary of the Fixed Rent Start Date occurs; thereafter each succeeding Rent Period (Rent Period 2 and 3) shall commence on the day following the end of the preceding Rent Period, and shall extend for a full 12 consecutive-month period thereafter, but no later than the end of the Initial Term.
(q)"Tenant's NAICS Code" means Tenant's 6-digit North American Industry Classification number under the North American Industry Classification System as promulgated by the Executive Office of the President, Office of Management and Budget, which is 541714.

(r)"Term" means the Initial Term together with any extension of the term of this Lease agreed to by the parties in writing.

2.PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term subject to the terms and conditions of this Lease. Landlord shall deliver to Tenant the Premises as of the Commencement Date with the Building Systems (as defined in Section 1l{b)) in good and fully operational condition. Tenant shall accept the Premises as of the Commencement Date in their "AS IS", "WHERE IS", "WITH ALL FAULTS" condition, except that Landlord shall: (i) complete the Leasehold Improvements pursuant to Exhibit C attached hereto; and (ii) comply with its obligations under this Lease, which shall not be affected by the use of the Premises after the Commencement Date in "AS IS", "WHERE IS", "WITH ALLFAULTS" condition, including without limitation its maintenance and repair obligations pursuant to Section 11 below.

3.TERM. The Term shall commence on the Commencement Date. The terms and provisions of this Lease are binding on the parties upon Tenant's and Landlord's execution of this Lease notwithstanding a later Commencement Date for the Term. The rentable area of the Premises and the Building on the Commencement Date shall be deemed to be as stated in Section 1. By the Confirmation of Lease Term substantially in the form of Exhibit fl attached hereto ("COLT"), Landlord shall notify Tenant of the Commencement Date and all other matters stated therein. The COLT shall be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections.

4.FIXED RENT: LATE FEE.

(a)Tenant covenants and agrees to pay to Landlord during the Term, without notice, demand,

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setoff, deduction, or counterclaim; Fixed Rent in the amounts set forth in Section 1. The monthly installment of Fixed Rent specified in Section 1(i)_ the monthly amount of Estimated Operating Expenses as set forth in Section 5, and any estimated amount of utilities as set forth in Section 6, shall be payable to Landlord in advance on or before the first day of each month of the Term. If the Fixed Rent Start Date is not the first day of a calendar month, then the Fixed Rent due for the partial month commencing on the Fixed Rent Start Date shall be prorated based on the number of days in such month. All Rent payments shall be made by check payable to Landlord or electronic funds transfer (at Tenant's option). All Rent payments shall include the Building number and the Lease number, which numbers will be provided to Tenant in the COLT.

(b)Contemporaneously with Tenant's execution and delivery of this Lease, Tenant shall pay to Landlord the monthly Fixed Rent for the first full calendar month of the Term after the Abatement Period (and, if the Commencement Date is February 1, 2019, then the Fixed Rent for the second full calendar month of the Term after the Abatement Period shall be due on May 1, 2019).

(c)If Landlord does not receive the full payment from Tenant of any Rent when due under this Lease (without regard to any notice and/or cure period to which Tenant might be entitled), Tenant shall also pay to Landlord, as Additional Rent, a late fee in the amount of 5% of such overdue amount. Notwithstanding the foregoing, upon Tenant's written request, Landlord shall waive the above-referenced late fee 2 times during any 12 consecutive months of the Term provided Tenant makes the required payment within 3 days after receipt of notice of such late payment. With respect to any Rent payment (whether it be by check, ACH/wire, or other method) that is returned unpaid for any reason, Landlord shall have the right to assess a fee to Tenant as Additional Rent, which fee is currently $40.00 per returned payment.

5.OPERATING EXPENSES.
(a)Certain Definitions.

(i)"Base Year" means calendar year 2019.

(ii)"Janitorial Expenses" means all costs associated with trash and garbage removal, recycling, cleaning, and sanitizing the Building, and the items of work set forth in Exhibit D attached hereto.
(iii)"Operating Expenses" means collectively Project Expenses, Janitorial Expenses, Taxes, and Project Utility Costs (as defined in Section 6).

(iv)"Project Expenses" means all costs and expenses paid, incurred, or accrued by Landlord in connection with the maintenance, operation, repair, and replacement of the Project including, without limitation: a management fee not to exceed 5% of gross rents and revenues from the Project; all costs associated with the removal of snow and ice from the Project; property management office rent; costs for flexible work and community space for tenants of Landlord and Landlord's affiliates; conference room and fitness center costs; security measures; transportation program costs; capital expenditures, repairs, and replacements, but only to the extent of the amortized costs of such capital item over the useful life of the improvement as reasonably determined by Landlord or, if greater, the actual savings created by such capital item for each year of the Term; valet, concierge, and card-access parking system costs; insurance premiums and deductibles paid or payable by Landlord with respect to the Project (excluding D&O insurance and other insurance unrelated to the Project operations); and the cost of providing those services required to be furnished by Landlord under this Lease. Notwithstanding the foregoing, "Project Expenses" shall not include any of the following: (A) repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent Landlord actually receives insurance proceeds or condemnation awards therefor; (B) leasing commissions, accountants', consultants', auditors or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof; (C) costs incurred by Landlord in connection with the original construction of the Building and related facilities; (D) costs (including permit, license, and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating leased space for other tenants or other occupants or vacant space; (E) interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; (F) any compensation paid to clerks, attendants or other persons

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in commercial concessions operated by Landlord; (G) any fines or fees for Landlord's failure to comply with Laws;
(H) legal, accounting and other expenses related to Landlord's financing, refinancing, mortgaging or selling the Building or the Project; (I) any increase in an insurance premium caused by the non-general office use, occupancy, or act of another tenant; (J) costs for sculpture, decorations, painting, or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; (K) cost of any political, charitable, or civic contribution or donation; (L) reserves for repairs, maintenance, and replacements; (M) Taxes; (N) cost of utilities directly metered or submetered to Building tenants and paid separately by such tenants, and Project Utility Costs; (0) fines, interest, penalties or liens arising by reason ofLandlord's failure to pay any Project Expenses when due, except that Project Expenses shall include interest or similar charges if the collecting authority permits such Project Expenses to be paid in installments with interest thereon, such payments are not considered overdue by such authority and Landlord pays the Project Expenses in such installments; (P) costs and expenses associated with hazardous waste or hazardous substances not generated or brought to the Project by Tenant or its agents including but not limited to the cleanup of such hazardous waste or hazardous substances and the costs of any litigation (including, but not limited to reasonable attorneys' fees) arising out of the discovery of such hazardous waste or hazardous substances; (Q) the portion of any wages, salaries, fees, or fringe benefits paid to personnel above the level of regional property manager, not related directly to the operation, management, or repair of the Project; (R) costs of extraordinary services provided to other tenants of the Building or services to which Tenant is not entitled (including, without limitation, costs specially billed to and paid by specific tenants); (S) all costs relating to activities for the solicitation and execution of leases of space in the Building, including legal fees, real estate brokers' commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, lease assumptions or any other cost and expenses incurred in the connection with the leasing of any space in the Building; (T) costs representing an amount paid to an affiliate of Landlord (exclusive of any management fee permitted under the Operating Expense inclusions) to the extent in excess of market rates for comparable services if rendered by unrelated third parties; (U) costs arising from Landlord's default under this Lease or any other lease for space in the Building; (V) costs of selling the Project or any portion thereof or interest therein;
(W) costs or expenses arising from the negligence of Landlord or its agents or employees; (X) costs incurred to remedy, repair, or otherwise correct violations of Laws that exist on the Commencement Date; or (Y) ground rents or rentals payable by Landlord pursuant to any over-lease.
(v)"Taxes" means all taxes, assessments, and other governmental charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, including without limitation business improvement district charges, improvement contributions paid to business improvement districts or similar organizations, gross receipts tax for the Building, and special assessments for public improvements or traffic districts, that are levied or assessed against, or with respect to the ownership of, all or any portion of the Project during the Term or, iflevied or assessed prior to the Term, are properly allocable to the Term, business property operating license charges, and real estate tax appeal expenditures incurred by Landlord. "Taxes" shall not include: (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord; or (ii) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered such that in lieu of or as a substitute in whole or in part for any Taxes now levied, assessed, or imposed on real estate there shall be levied, assessed, or imposed: (A) a tax on the rents received from such real estate; or (B) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof; or
(C) a tax or license fee imposed upon the Premises or any portion thereof, then the same shall be included in Taxes. Tenant may not file or participate in any Tax appeals for any tax lot in the Project. Further, "Taxes" shall not include any sales, use, use and occupancy, transaction privilege, or other excise tax that may at any time be levied or imposed upon Tenant, or measured by any amount payable by Tenant under this Lease, whether such tax exists on the date of this Lease or is adopted hereafter (collectively, "Other Taxes"). Tenant shall pay all Other Taxes monthly or otherwise when due, whether collected by Landlord or collected directly by the applicable governmental agency; if applicable Law requires Landlord to collect any Other Taxes, such Other Taxes shall be payable to Landlord as Additional Rent.

(vi)"Tenant's Share" means the rentable square footage of the Premises divided by the rentable square footage of the Building on the date of calculation, which on the date of this Lease is stipulated to be 12.11%.

(b)Commencing on the first day after the end of the Base Year and continuing thereafter during the Term, Tenant shall pay to Landlord in advance on a monthly basis, payable pursuant to Section 5(c) below,

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Tenant's Share of: (i) Project Expenses to the extent Project Expenses exceed Project Expenses for the Base Year; (ii) Janitorial Expenses to the extent Janitorial Expenses exceed Janitorial Expenses during the Base Year; (iii) Taxes to the extent Taxes exceed Taxes for the Base Year; and (iv) Project Utility Costs. If the Building is operated as part of a complex of buildings or in conjunction with other buildings or parcels of land, then Landlord may prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole but reasonable judgment, shall determine. Landlord shall calculate Operating Expenses using generally accepted accounting principles, and may allocate certain categories of Operating Expenses to the applicable tenants on a commercially reasonable basis.

(c)For each calendar year (or portion thereof) for which Tenant has an obligation to pay any Operating Expenses, Landlord shall send to Tenant a statement of the monthly amount of projected Operating Expenses due from Tenant for such calendar year ("Estimated Operatine.Expenses"), and Tenant shall pay to Landlord such monthly amount of Estimated Operating Expenses as provided in Section 5Cb), without further notice, demand, setoff, deduction, or counterclaim. As soon as administratively available after each calendar year, Landlord shall send to Tenant a reconciliation statement of the actual Operating Expenses for the prior calendar year ("Reconciliation Statement"). If the amount actually paid by Tenant as Estimated Operating Expenses exceeds the amount due per the Reconciliation Statement, Tenant shall receive a credit in an amount equal to the overpayment, which credit shall be applied towards future Rent until fully credited. If the credit exceeds the aggregate future Rent owed by Tenant, and there is no Event of Default, Landlord shall pay the excess amount to Tenant within 30 days after delivery of the Reconciliation Statement. If Landlord has undercharged Tenant, then Landlord shall either send Tenant an invoice setting forth the additional amount due or indicate the amount due as part of the Reconciliation Statement, which amount (subject to and following the resolution of any good faith request challenge made by Tenant in accordance with Section 5{f) below) shall be paid in full by Tenant within 30 days after receipt of such invoice.
(d)If, during the Term, less than 95% of the rentable area of the Building is or was occupied by tenants, Project Expenses, Janitorial Expenses, and Project Utility Costs shall be deemed for such year to be an amount equal to the costs that would have been incurred had the occupancy of the Building been at least 95% throughout such year, as reasonably determined by Landlord and taking into account that certain expenses fluctuate with the Building's occupancy level (e.g., Janitorial Expenses) and certain expenses do not so fluctuate (e.g., landscaping). In addition, if Landlord is not obligated or otherwise does not offer to furnish an item or a service to a particular tenant or portion of the Building (e.g., if a tenant separately contracts with an office cleaning firm to clean such tenant's premises) and the cost of such item or service would otherwise be included in Project Expenses, Janitorial Expenses, and/or Project Utility Costs, Landlord shall equitably adjust the Project Expenses, Janitorial Expenses, and/or Project Utility Costs so the cost of the item or service is shared only by tenants actually receiving such item or service. All payment calculations under this Section shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Project Expenses, Janitorial Expenses, and Project Utility Costs as grossed up in accordance with the terms of this Lease. Tenant's obligations under this Section shall survive the Expiration Date.
(e)If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust ("REIT"), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Landlord's property manager, or a taxable REIT subsidiary that is affiliated with either Landlord or Landlord's property manager (each, a "Service Provider"). If Tenant is subject to a charge under this Lease for any such service, then at Landlord's direction Tenant shall pay the charge for such service either to Landlord for further payment to the Service Provider or directly to the Service Provider and, in either case: (a) Landlord shall credit such payment against any charge for such service made by Landlord to Tenant under this Lease; and (b) Tenant's payment of the Service Provider shall not relieve Landlord from any obligation under this Lease concerning the provisions of such services.

(f)Provided there is no outstanding default by Tenant under this Lease, Tenant shall have the right, at its sole cost and expense, to cause Landlord's records related to a Reconciliation Statement to be audited provided: (i) Tenant provides notice of its intent to audit such Reconciliation Statement within 2 months after receipt of the Reconciliation Statement; (ii) the audit is performed by a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (iii) any such audit may not occur more frequently than once during each 12-month period of the Term, nor apply to any year prior to the

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year of the then-current Reconciliation Statement being reviewed; (iv) the Base Year may be included in the audit only in the P1 year following the Base Year; (v) the audit is completed within 1 month after the date that Landlord makes all of the necessary and applicable records available to Tenant or Tenant's auditor; (vi) the contents of Landlord's records shall be kept confidential by Tenant, its auditor, and its other professional advisors, other than as required by applicable Law, and ifrequested by Landlord, Tenant and its auditor shall execute Landlord's standard confidentiality agreement as a condition to Tenant's audit rights under this paragraph; and (vii) if Tenant's auditor determines that an overpayment is due Tenant, Tenant's auditor shall produce a detailed report addressed to both Landlord and Tenant, which report shall be delivered within 15 days after Tenant's auditor's completion of the audit. During completion of Tenant's audit, Tenant shall nonetheless timely pay all of Tenant's Share of Operating Expenses as set forth in Section 5(b) without setoff or deduction. If Tenant's audit report discloses any discrepancy, Landlord and Tenant shall use good faith efforts to resolve the dispute. If the parties are unable to reach agreement within 30 days after Landlord's receipt of the audit report, Tenant shall have the right to refer the matter to a mutually acceptable independent certified public accountant, who shall work iri good faith with Landlord and Tenant to resolve the discrepancy; provided if Tenant does not do so within such 30-day period, Landlord's calculations and the Reconciliation Statement at issue shall be deemed final and accepted by Tenant. The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public accountant, whose decision shall be final and binding. Within 30 days after resolution of the dispute, whether by agreement of the parties or a final decision of an independent accountant, Landlord shall pay or credit to Tenant, or Tenant shall pay to Landlord, as the case may be, all unpaid Operating Expenses due and owing.
6.UTILITIES.

(a)Commencing on the Commencement Date, and continuing throughout the Term, Tenant shall pay for utility services as follows without setoff, deduction, or counterclaim: (i) Tenant shall pay directly to the applicable utility service provider for any utilities that are separately metered (not submetered) to the Premises; (ii) Tenant shall pay Landlord for any utilities serving the Premises that are separately submetered based upon Tenant's submetered usage, as well as for any maintenance and replacement costs associated with such submeters; and (iii) Tenant shall pay Landlord for Tenant's Share of Project Utility Costs. "Project Utility Costs" means the total cost for all utilities serving the Project, excluding the costs of utilities that are directly metered or submetered to Building tenants or paid separately by such tenants. Notwithstanding anything to the contrary in this Lease, Landlord shall have the right to install meters, submeters, or other energy-reducing systems in the Premises at any time to measure any or all utilities serving the Premises, the costs of which shall be included in Project Expenses. For those utilities set forth in subsection (ii) above, Landlord shall invoice Tenant for such utilities as Additional Rent (payable within 20 days after receipt of an invoice therefor). For those utilities set forth in subsection (iii) above, Landlord shall have the right to either invoice Tenant for such utilities as Additional Rent (payable within 20 days after receipt of an. invoice therefor), or together with Operating Expenses (but not include such costs in the Base Year). Landlord shall have the right to estimate the utility charge, which estimated amount shall be payable to Landlord within 20 days after receipt of an invoice therefor and may be included along with the invoice for Project Expenses, provided Landlord shall be required to reconcile on an annual basis based on utility invoices received for such period. The cost of utilities payable by Tenant under this Section shall ip.clude all appiicable taxes and Landlord's then-current charges for reading the applicable meters, provided Landlord shall have the right to engage a third party to read the submeters, and Tenant shall reimburse Landlord for both the utilities consumed as evidenced by the meters plus the costs for reading the meters within 20 days after receipt of an invoice therefor. Tenant shall pay such rates as Landlord may establish from time to time, which shall not be in excess of any applicable rates chargeable by Law, or in excess of the general service rate or other such rate that would apply to Tenant's consumption if charged by the utility or municipality serving the Building or general area in which the Building is located. If Tenant fails to pay timely any direct-metered utility charges from the applicable utility provider, Landlord shall have the right but not the obligation to pay such charges on Tenant's behalfand bill Tenant for such costs plus the Administrative Fee (as defined in Section 17), which amount shall be payable to Landlord as Additional Rent within 20 days after receipt of an invoice therefor. Tenant shall at all times comply with the rules, regulations, terms, policies, and conditions applicable to the service, equipment, wiring, and requirements of the utility supplying electricityto the Building.
(b)For any separately metered utilities, Landlord is hereby authorized to request and obtain, on behalf ofTenant, Tenant's utility consumption data from the applicable utility provider for informational purposes and to enable Landlord to obtain full building Energy Star scoring for the Building. Landlord shall have the right to

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shut down the Building systems (including electricity and HVAC systems) for required maintenance, safety inspections, or any other commercially reasonable reason, including without limitation in cases of emergency. Landlord shall not be liable for any interruption in providing any utility that Landlord is obligated to provide under this Lease, unless such interruption or delay: (i) renders the Premises or any material portion thereofuntenantable for the normal conduct of Tenant's business at the Premises, and Tenant has ceased using such untenantable portion, provided Tenant shall first endeavor to use any generator that serves the Premises or of which Tenant has the beneficial use; (ii) results from Landlord's negligence or willful misconduct; and (iii) extends for a period longer than 7 consecutive days, in which case, Tenant's obligation to pay Fixed Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the 8th consecutive day after such conditions are met and·ending on the earlier of: (A) the date Tenant recommences using the Premises or the applicable portion thereof; or (B) the date on which the service(s) is substantially restored. The rental abatement described above shall be Tenant's sole remedy in the event of a utility interruption, and Tenant hereby waives any other rights against Landlord in connection therewith. Landlord shall have the right to change the utility providers to the Project at any time. In the event of a casualty or condemnation affecting the Building and/or the Premises, the terms of Sections 14 and 15, respectively, shall control over the provisions of this Section.

(c)If Landlord reasonably determines that: (i) Tenant exceeds the design conditions for the heating, ventilation, and air conditioning ("HVAC") system serving the Premises, introduces into the Premises equipment that overloads such system, or causes such system to not adequately perform its proper functions; or (ii) the heavy concentration of personnel, motors, machines, or equipment used in the Premises, including telephone and computer equipment, or any other condition in the Premises caused by Tenant (for example, more than one shift per day or 24-hour use of the Premises), adversely affects the temperature or humidity otherwise maintained by such system, then Landlord shall notify Tenant in writing and Tenant shall have 10 days to remedy the situation to Landlord's reasonable satisfaction. If Tenant fails to timely remedy the situation to Landlord's reasonable satisfaction, Landlord shall have the right to install one or more supplemental air conditioning units in the Premises with the cost thereof, including the cost of installation, operation and maintenance, being payable by Tenant to Landlord within 30 days after Landlord's written demand. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system serving the Premises without Landlord's express prior written consent. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord (including a system for Landlord's engineer reasonably to estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air conditioning, ventilation, heat, electrical, or other systems or equipment (or adjustments or modifications to the existing Building systems and equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant. All Tenant's Supplemental HVAC (as defined in Section l l(a) below) shall be separately metered to the Premises at Tenant's cost, and Tenant shall be solely responsible for all electricity registered by, and the maintenance and replacement of, such meters. Landlord has no obligation to keep cool any of Tenant's information technology equipment that is placed together in one room, on a rack, or in any similar manner ("IT Equipment"), and Tenant waives any claim against Landlord in connection with Tenant's IT Equipment. Landlord shall have the option to require that the computer room and/or information technology closet in the Premises shall be separately submetered at Tenant's expense, and Tenant shall pay Landlord for all electricity registered in such submeter. Within 1 month after written request, Tenant shall provide to Landlord electrical load information reasonably requested by µuidlord with respect to any computer room and/or information technology closet in the Premises.
7.LANDLORD SERVICES.

(a)Subject to Section 5 and Section 6, Landlord shall provide the following to the Premises during the Term: (i) HVAC.service in the respective seasons during Business Hours; (ii) electricity for lighting and standard office equipment for comparable buildings in the market in which the Project is located; (iii) water, sewer, and, to the extent applicable to the Building, gas, oil, and steam service; and (iv) cleaning services meeting the minimum specifications set forth in Exhibit D attached hereto. Tenant, at Tenant's expense, shall make arrangements with the applicable utility companies and public bodies to provide; in Tenant's name, telephone, cable, and any other utility service not provided by Landlord that Tenarit desires at the Premises.

(b)Landlord shall not be obligated to furnish any services, supplies, or utilities other than as set forth in this Lease; provided, however, upon Tenant's prior request sent in accordance with Section 25(p) below,

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Landlord may furnish additional services, supplies, or utilities, in which case Tenant shall pay to Landlord, immediately upon demand, Landlord's then-current charge for such additional services, supplies, or utilities, or Tenant's pro rata share thereof, ifapplicable, as reasonably determined by Landlord. Landlord's current rate for HVAC service outside of Business Hours requested with at least 24 hours' prior notice (or by noon for weekend service) is
$75.00 per hour, per zone, with a 2-hour minimum if the service does not commence immediately following the end of a day's Business Hours.

8.USE: SIGNS; PARKING; COMMON AREAS.

(a)Tenant shall use the Premises for general office use (non-medical) befitting a class A office building and storage incidental thereto, and for no other purpose ("Permitted Use"). Tenant's use of the Premises for the Permitted Use shall be subject to all applicable Laws, and to all reasonable requirements of the insurers of the Building. Tenant represents and warrants to Landlord, for informationalpurposes only, that Tenant's current NAICS Code is set forth in Section 1 hereof, provided the foregoing shall not be construed in any manner as a restriction on the Permitted Use.

(b)Landlord shall provide Tenant with Building-standard identification signage on any Building lobby directories and at the main entrance to the Premises, and directional signage at the elevator lobbies on any multi-tenant floors, the costs of which shall be paid for by Landlord for the originally named Tenant, otherwise by Tenant as Additional Rent within 10 days after written demand. Tenant shall not place, erect, or maintain any signs at the Premises, the Building, or the Project that are visible from outside of the Building.

(c)Subject to the Building rules and regulations, Tenant shall have the nonexclusive right in common with others to use the Common Areas for their intended purposes. Not in limitation of the foregoing, Tenant has the nonexclusive right to use the parking facilities at the Project for parking standard-size automobiles of Tenant and its employees, wit,h Tenant being entitled to unreserved parking at a ratio ofno more than 3.2 per 1,000 square feet ofrentable area of the Premises (rounded downward).
(d)Landlord shall have the right in its sole discretion to, from time to time, construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas. Without limitation of Landlord's rights pursuant to the preceding sentence, Landlord may restrict or limit Tenant's utilization of the parking facilities if the same become overburdened or to provide reserved parking and in such case to equitably allocate on a proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Landlord, Landlord's agents, approved contractors, and utility service providers shall have the right to install, use, and maintain ducts, pipes, wiring, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minirnis amount.    •
(e)Subject to Landlord's security measures and Force Majeure Events (as defined in Section
), Landlord shall provide Tenant with access to the Building and, if applicable, passenger elevator service for use in common with others for access to and from the Premises 24 hours per day, 7 days per week, except during emergencies. Landlord shall have the right to limit the number of elevators (if any) to be operated during repairs and during non-Business Hours. If applicable, Landlord shall provide Tenant with access to the freight elevator(s) of the Building from time to time following receipt of Tenant's prior request.
9.TENANT'S ALTERATIONS.

(a)Tenant shall not, and shall not permit any Tenant Agent to, cut, drill into, or secure any fixture, apparatus, or equipment, or make alterations, improvements, or physical additions of any kind to any part of the Premises (collectively, "Alterations") without first obtaining the written consent of Landlord; which consent shall not be unreasonably withheld, conditioned, or delayed. "Tenant Agent" means any agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer, invitee, or guest of Tenant. All Alterations shall be completed in compliance with all applicable Laws, and Landlord's rules and regulations for construction, and sustainable guidelines and procedures, using new or comparable materials only, by a contractor reasonably approved in writing by Landlord, and on days and at times reasonably approved in writing by Landlord. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alteration costing less than $15,000.00 and that: (i) is nonstructural; (ii) does not impact any of the Building systems, involve electrical or drywall work, require a building

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pennit, materially affect the air quality in the Building, or require Landlord to incur additional costs as a result thereof; and (iii) is not visible from outside of the Premises.

{b) Throughout the performance of Alterations, Tenant shall carry, or cause any contractor, subcontractor, or design professional to carry, via written contract, workers' compensation insurance in statutory limits together with employer's liability insurance, commercial general liability insurance (including, but not limited to, coverage for ongoing and products-completed operations), automobile liability, and umbrella/excess liability insurance in like form and limits in accordance with the terms and conditions required of Tenant under Section 12 below, and such other insurance coverage and limits as Landlord may otherwise reasonably require, which may include, without limitation, reasonable amounts of professional liability insurance with respect to design professionals, as well as contractor's pollution liability with respect to contractors and subcontractors. Tenant shall also require any such contractor, subcontractor, or design professional to satisfy the same additional coverage terms as required of Tenant under Section 12 below with respect to naming Landlord, Landlord's Property Manager, and Additional Insureds (as defined in Section 12) and any other applicable party whose name and address shall have been furnished to Tenant each as an additional insured, which have been furnished to Tenant by way of endorsement ISO CG 20 37 together with CG 20 10 or their equivalent, which shall be primary, and any other insurance that may be available to Landlord and any such additional insured will be excess and noncontributory, and waiving all rights ofrecovery and subrogation. In addition, Tenant shall carry "all risk" Builder's Risk insurance covering the Alterations, unless otherwise agreed upon in writing by Landlord and Tenant. Tenant shall provide to Landlord prior written notice of its intention to perform any Alteration, together with a certificate of insurance from each contractor evidencing that the insurance required under this Lease is in effect during all construction activities.

(c) Tenant shall provide Landlord with a release ofliens from all contractors, subcontractors, and design professionals associated with all Alterations. Tenant shall be solely responsible for the installation and maintenance of its data, telecommunication, and security systems and wiring at the Premises, which shall be done in compliance with all applicable Laws, and Landlord's rules and regulations. Tenant shall be responsible for all elements of Alterations (including, without limitation, compliance with Laws, and functionality of the design), and Landlord's approval of any Alteration and the plans therefor shall in no event relieve Tenant of the responsibility for such design, or create responsibility or liability on Landlord's part for their completeness, design sufficiency, or compliance with Laws. With respect to all improvements and Alterations made after the date hereof, Tenant acknowledges that: (A) Tenant is not, under any circumstance, acting as the agent of Landlord; (B) Landlord did not cause or request such Alterations to be made; (C) Landlord has not ratified such work; and (D) Landlord did not authorize such Alterations within the meaning of applicable State statutes. Nothing in this Lease or in any consent to the making of Alterations or improvements shall be deemed or construed in any way as constituting a request by Landlord, express or implied, to any contractor, subcontractor, or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord. Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators, by bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.
10.ASSIGNMENT AND SUBLETTING.

(a)Except as expressly permitted pursuant to Section l0(c). neither Tenant nor Tenant's legal representatives or successors-in-interest by operation of law or otherwise, shall sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of all or any interest in this Lease or the Premises, or permit any person or entity other than Tenant·to occupy any portion of the Premises (each of the foregoing is a "Transfer" to a "Transferee"), without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any Transfer effected without Landlord's prior written consent (other than pursuant to Section lO(c)) shall constitute an Event of Default and shall, at Landlord's option, be void and/or terminate this Lease. For purposes of this Lease, a Transfer shall include, without limitation, any assignment by operation of law or any merger, consolidation, or sale of all or substantially all of the assets transaction involving Tenant, but shall not include any change in the ownership of any Tenant common stock involving any stockholder of Tenant at any time while Tenant's financial statements are publicly available online at no cost to Landlord. Consent by Landlord to any one Transfer shall be held to apply only to the specific Transfer authorized, and shall not be construed as a waiver of the duty of Tenant, or Tenant's legal representatives or assigns, to obtain from Landlord

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consent to any other or subsequent Transfers pursuant to the foregoing, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant.

(b)Without limiting the bases upon which Landlord may reasonably withhold its consent to a proposed Transfer,' excluding in all cases any Transfer pursuant to Section lO{c), it shall not be unreasonable for Landlord to withhold its consent if: (i) the proposed Transferee shall have a net worth that is not acceptable to Landlord in Landlord's reasonable discretion, taking into account the remaining obligations under this Lease and the fact that Tenant is not released; (ii) the proposed Transferee, in Landlord's reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing a sublease at a rental or sub-rental rate that is less than the then-current rental rates under this Lease for the portion of the Premises being subleased; (v) Tenant is proposing to Transfer to an existing tenant of the Building or another property owned by Landlord or Landlord's affiliate(s), or to another prospect with whom Landlord or Landlord's affiliate(s) are then negotiating in the market of which the Building is a part, and Landlord has comparable space available to lease to such proposed Transferee; (vi) the proposed assignee or sublessee would cause any of Landlord's existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements; or (vii) the nature of such Transferee's proposed business operation would or might reasonably violate the terms of this Lease or of any other then-existing lease for the Building (including any exclusivity provisions), or would, in Landlord's reasonable judgment, otherwise be incompatible with other tenancies in the Building.
(c)Notwithstanding anything to the contrary in this Lease, Tenant shall have the right without the prior consent of Landlord to make a Transfer to any Affiliate (as defined below) or to agree and/or conclude with a third party (the "Entity") concerning any merger, consolidation, or sale of all or substantially all of the assets or stock of Tenant, or any similar transaction, regardless of whether effected by operation of law or otherwise or the Tenant is the surviving corporation (with the Entity or Affiliate are also referred to as a "Permitted Transferee"); provided: (i) Tenant delivers to Landlord the Transfer Information (as defined below; (ii) the Entity has tangible net worth, cash or capital resources sufficient to reasonably satisfy the obligations under this Lease, taking into account the fact that the originally named Tenant is not being released; (iii) the originally named Tenant, or its successor, shall not be contractually released or discharged from any liability under this Lease; (iv) the use of the Premises shall not change, and the Permitted Transferee shall be reputable and of good character befitting a class A office building; (v) such Transfer is not principally for the purpose of transferring the leasehold estate created by this Lease; and (vi) solely if the Transfer is to an Affiliate, such Transferee shall remain an Affiliate throughout the Term and if such Transferee shall cease being an Affiliate, Tenant shall notify Landlord in writing of such Affiliate Transfer, which shall be subject to Landlord's consent (which consent shall not be unreasonably withheld). An "Affiliate" of Tenant means a person or entity that prior to any Transfer directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant; provided, for such purposes beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 50% or more of such equity interests shall constitute control.
(d)If at any time during the Term Tenant desires to complete a Transfer, Tenant shall give written notice to Landlord together with the Transfer Information. If: (i) Tenant desires to assign this Lease or to sublease the entire Premises other than pursuant to Section lO(c), Landlord shall have the right to accelerate the Expiration Date so that the Expiration Date shall be the date on which the proposed assignment or sublease would be effective; or (ii) Tenant desires to sublease less than the entire Premises other than to an Affiliate, Landlord shall have the right to accelerate the Expiration Date with respect to (that is, recapture) the portion of the Premises that Tenant proposes to sublease (and in each case, a pro rata portion of Tenant's parking rights shall also expire on such accelerated Expiration Date). If Landlord elects to accelerate the Expiration Date pursuant to this paragraph, Tenant shall have the right to rescind its request for Landlord's consent to the proposed assignment or sublease by giving written notice of such rescission to Landlord within 10 days after Tenant's receipt of Landlord's acceleration election notice. If Tenant does not so rescind its request: (A) Tenant shall deliver the Premises or the applicable portion thereof to Landlord in the same condition as Tenant is, by the terms of this Lease, required to deliver the Premises to Landlord upon the Expiration Date; and (B) Fixed Rent and Tenant's Share shall be reduced on a per rentable square foot basis for the area of the Premises that Tenant no longer leases. If Landlord elects to accelerate the Expiration Date for less than the entire Premises, the cost of erecting any demising walls, entrances, and entrance corridors, and any other improvements required in connection therewith shall be performed by Landlord, with the cost thereof being divided evenly between Landlord and Tenant.

DocuSign Envelope ID: 0AB1CA57-E337-4960-8BAB-C49F99AF0AA6
(e)The "Transfer Information" means the following information: (i) a copy of the fully executed assignment and assumption agreement, agreement with the Permitted Transferee, or sublease agreement, as applicable (provided, that with respect to any agreement with a Permitted Transferee, such agreement is to be delivered to Landlord within 10 business days after the transaction closes and with respect to all other Transfers, such agreement shall be provided in draft form and shall not be executed until Landlord's consent has been given); (ii) a copy of the then-current financials of the Transferee (either audited or certified by the chief financial officer of the Transferee); and (iii) for any Transfer, other than pursuant to Section lO(c), such other reasonably requested information by Landlord needed to confirm or determine Tenant's compliance with the terms and conditions of this Section.

(f)Any sums or other economic consideration received by Tenant, excluding in all cases any Transfer pursuant to Section lO(c). as a result of any Transfer (except rental or other payments received that are attributable to the amortization of the cost ofleasehold improvements made to the transferred portion of the Premises by Tenant for the Transferee, and other reasonable expenses incident to the Transfer, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, that exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated as applicable to reflect obligations allocable to that portion of the Premises subject to such Transfer) shall, at Landlord's option, either be retained by Tenant in full or divided evenly between Landlord and Tenant, with Landlord's portion being payable to Landlord as Additional Rent without affecting or reducing any other obligation of Tenant hereunder.

(g)Regardless of Landlord's consent to a proposed Transfer, no Transfer shall release Tenant from Tenant's obligations or alter Tenant's primary liability to fully and timely pay all Rent when due from time to time under this Lease and to fully and timely perform all of Tenant's other obligations under this Lease, and the originally named Tenant and all assignees shall be jointly and severally liable for all Tenant obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. If a Transferee defaults in the performance of any of the terms of this Lease, Landlord may proceed directly against the originally named Tenant without the necessity of exhausting remedies against such Transferee. If there has been a Transfer and an Event of Default occurs, Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section, an acceptance of such Transferee as tenant hereunder or a release of Tenant from further performance of the covenants herein contained.
11.REPAIRS AND MAINTENANCE.

(a)Except with respect to Landlord Repairs (as defined below). Tenant, at Tenant's expense, shall keep and maintain the Premises in good order and condition including promptly making all repairs necessary to keep and maintain such in good order and condition. When used in this Lease. "repairs" shall include repairs and any reasonably necessary replacements. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or advising Landlord of Tenant's desire to have Landlord make such repairs, in which case Tenant shall pay to Landlord for such repairs at Landlord's then-standard rate. To the extent that Tenant requests that Landlord make any other repairs that are Tenant's obligation to make under this Lease, Landlord may elect to make such repairs on Tenant's behalf, at Tenant's expense, and Tenant shall pay to Landlord such expense along with the Administrative Fee. If Tenant has been in default under this Lease, Landlord may elect to require that Tenant prepay the amount of such repair. All Tenant repairs shall comply with Laws and utilize materials and equipment that are at least equal in quality, number, and usefulness to those originally used in constructing the Building and the Premises. In addition. Tenant shall maintain, at Tenant's expense, Tenant's Supplemental HVAC, Premises Hot Water Heaters, and/or Alterations in a clean and safe manner and in proper operating condition throughout the Term. "Tenant's Supplemental HVAC" means any supplemental HVAC system serving the Premises (regardless of who installed it). "Premises Hot Water Heater" means any hot water heater serving the Premises (regardless of who installed it), including without limitation expansion tanks and any associated piping. Tenant shall maintain Tenant's Supplemental HVAC under a service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord, including inspection and maintenance on at least a semiannual basis, and provide Landlord with a copy thereof. Within 5 days after Landlord's request, Tenant shall provide Landlord with evidence that such contract is in place. Further, Tenant shall ensure that all Premises Hot Water Heaters have a working automatic water shut-off device with audible alarm and a leak pan underneath with the drain line run to a suitable floor drain. All repairs to the Building and/or the Project made necessary by reason of the installation, maintenance, and operation of

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Tenant's Supplemental HVAC, Premises Hot Water Heaters, and Alterations shall be Tenant's expense. In the event of an emergency, such as a burst waterline or act of God, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant's cost) without giving Tenant prior notice, but in such case, Landlord shall provide notice to Tenant as soon as practicable thereafter, and Landlord shall take commercially reasonable steps to minimize the costs incurred. Further, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant's cost) with prior notice to Tenant if Landlord believes in its sole and absolute discretion that the repairs are necessary to prevent harm or damage to the Building, and Landlord shall take commercially reasonable steps to minimize the costs incurred.

(b)Landlord, at Landlord's expense (except to the extent such expenses are includable in Project Expenses), shall make all necessary repairs to the following to maintain them in good repair and condition: (i) the footings and foundations and the structural elements of the Building; (ii) the roof of the Building; (iii) the HVAC, plumbing, mechanical, elevator, electric, fire protection and fire alert systems within the Building for service to the Premises (the "Building Systems"), but specifically excluding Tenant's Supplemental HVAC, Premises Hot Water Heaters, and Alterations; (iv) the Building exterior; and (v) the Common Areas (collectively, "Landlord Repairs"). Any provision of this Lease to the contrary notwithstanding, any repairs to the Project or any portion thereof made necessary by the negligent or willful act or omission of, or default under this Lease by, Tenant or any Tenant Agent shall be made at Tenant's expense, subject to the waivers set forth in Section 12{g).

(c)The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall use commercially reasonable efforts to conduct its operations in the Building and within the Premises to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable. Landlord shall use commercially reasonable efforts to operate and maintain the Common Areas of the Building to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable, the costs of which shall be included in Project Expenses (except to the extent otherwise not permitted).
12.INSURANCE; SUBROGATION RIGHTS.

(a)Tenant shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, that would subject Landlord to any liability or responsibility for personal injury or death or property damage, increase any insurance rate in respect of the Project over the rate that would otherwise then be in effect, result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project. If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord's insurance on the Project are higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant.

(b)Tenant, at Tenant's expense, shall obtain and keep in full force and effect at all times as of the Commencement Date (or Tenant's earlier accessing of the Premises), all of the following insurance policies:

(i)commercial general liability insurance written on an ISO CG 00 01 occurrence policy form or its equivalent, including a Separation of Insureds clause, coverage for contractual liability covering Tenant's contractual obligations under this Lease as an insured contract, personal injury liability, host liquor liability, premises-operations and hazards thereto, as well as liability arising out of this Lease in respect of the Premises and the conduct or operation of business therein. The minimum limits of coverage shall be no less than $1,000,000 per occurrence and $2,000,000 general aggregate (applying per location) for bodily injury (including death and mental anguish) and property damage, $1,000,000 personal and advertising injury, and $2,000,000 products-completed operations (for which coverage shall be maintained continuously for a minimum period equal to the applicable statute of limitations or statute of repose, whichever is greater) or in such other amounts as Landlord may from time to time require.

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(ii)workers' compensation in statutory limits together with employer's liability insurance in amounts of no less than $1,000,000 each accident, $1,000,000 disease policy limit, and $1,000,000 disease each employee.

(iii)umbrella/excess liability insurance on a follow form basis in amounts of no less than $9,000,000 per occurrence and $9,000,000 annual aggregate (applying per location) in excess of commercial general liability, employer's liability, and automobile liability insurance policies, concurrent to, and no more restrictive than such underlying insurance policies. Such policy shall be endorsed to provide that this insurance is primary to, and noncontributory with, any other insurance in which Landlord and any Additional Insured is an insured, whether such other insurance is primary, excess, self-insurance, or insurance on any other basis, which must cause the umbrella/excess coverage to be vertically exhausted, whereby such coverage is not subject to any "Other Insurance" provision under Tenant's umbrella/excess liability policy. The limits ofliability may be satisfied by a combination of primary and excess liability insurance.

(iv)property insurance written on an ISO CP 10 30-Cause of Loss-Special Form, commonly referred to as the "all risk" policy form, or its equivalent, including, but not limited to, coverage against sprinkler leakage and other damage due to water, fire, windstorm, cyclone, tornado, hail, earthquake, explosion, riot, civil commotion, aircraft, vehicle, smoke damage, vandalism, and malicious mischief insuring all present and future Tenant's Property leased by o.r in the care, custody, and control of Tenant and located in the Premises in an amount of no less than the full replacement cost thereof, with an agreed amount endorsement (waiving applicable co-insurance clause). "Tenant's Property" means Tenant's trade fixtures, equipment, personal property, signage, and Specialty Alterations (as defined in Section 18(b)). Tenant shall not self-insure. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to Tenant's Property, regardless of the cause of the loss or damage, including, without limitation, fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain, snow, or leaks from any part the Building or from the pipes, appliances, equipment, or plumbing works or from the roof or from any other place, nor shall Landlord be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord.
(Y) business interruption insurance covering any loss due to the occurrence of any of the hazards required to be insured against by Tenant pursuant to this Lease, in an amount sufficient to cover Tenant's monetary obligations under this Lease for a period of at least 12 months.

(vi) boiler and machinery, if there is a boiler, supplemental air conditioning unit, or pressure object or similar equipment in the Premises. When applicable, this insurance coverage requirement may be satisfied through the all-risk coverage required in Section 12(b)(v).

(c)All insurance policies required of Tenant under this Lease, including ongoing and products- completed operations coverage but exclusive of workers' compensation, shall name Landlord, Landlord's property manager, Brandywine Realty Trust, and any other applicable party whose name and address have been furnished to Tenant, each as an additional insured (collectively, "Additional Insureds"). All such coverages shall be primary and any other insurance that may be available to Landlord and any Additional Insured will be excess and noncontributory. Each Additional Insured shall be afforded coverage as broad as if this Lease had expressly covered the claim against the Additional Insured, and for the greater of the minimum amount called for by this !,,ease or Tenant's actual policy limit.
(d)Prior to the Commencement Date (or Tenant's earlier accessing of the Premises), Tenant shall provide Landlord and/or Landlord's designated agent with certificates that evidence that all insurance coverages required under this Lease are in piace for the policy periods. Tenant shall also furnish to Landlord and/or Landlord's designated agent throughout the Term replacement certificates at least 30 days prior to the expiration dates of the then current policy or policies or, upon request by Landlord and/or Landlord's designated agent from time to time, sufficient information to evidence that the insurance required under this Section is in full force and effect. In addition, all such policies shall contain a provision whereby the same cannot be canceled or materially altered without at least 30 days' prior written notice of such cancellation or material alteration provided to Landlord, which shall be afforded by policy endorsement extending such notice to Landlord. Tenant shall include a waiver of the insurer's right of subrogation against Landlord and Additional Insureds during the Term in each of Tenant's liability and workers' compensation

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policies. If Tenant fails to provide Landlord and/or Landlord's designated agent with a requested insurance certificate as required under this Lease within 30 days after receipt of Landlord's written request therefor, Tenant shall pay to Landlord a fee equal to $25.00 for each day that elapses after such 30-day period until Landlord and/or Landlord's designated agent receives the requested certificate. In no event will any acceptance of certificates of insurance by Landlord, or failure of Tenant to provide certificates of insurance as required hereunder, be construed as a waiver or limitation of Tenant's obligations to maintain insurance coverage pursuant to this Section 12. All insurance required under this Lease shall be issued by an insurance company that has been in business for at least 5 years, is authorized to do business in the State, and is rated "A-IX" or greater by A.M. Best's Insurance Reports or any successor publication of comparable standing. The limits of any such required insurance shall not in any way limit Tenant's liability under this Lease or otherwise. If Tenant fails to maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense, which expense shall be reimbursed by Tenant as Additional Rent within 10 days after written demand. The deductible or self-insured retention amount required under any insurance policy maintained by Tenant shall be the sole responsibility of Tenant and not exceed $25,000, unless otherwise approved by Landlord in writing.

(e)When Alterations are in process, Tenant shall carry, or cause, any contractor, subcontractor, and design professional to carry the insurance specified in Section 9. In addition, Tenant shall require its movers and other vendors to procure insurance in like forms and amounts as required herein and deliver to Landlord and/or Landlord's designated agent a certificate of insurance naming each Additional Insured as an additional insured, which policies shall be primary and any other insurance that may be available to Landlord and any Additional Insured will be excess and noncontributory.

(f)Landlord shall obtain and maintain, or cause to be obtained or maintained, the following insurance during the Term: (i) replacement cost insurance including "all risk" property insurance on the Building, including without limitation leasehold improvements (exclusive of Tenant's Property); (ii) commercial general liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts reasonably required by Landlord or any Mortgagee (as defined in Section 16); and (iii) such other insurance as reasonably required by Landlord or any Mortgagee.    •

(g)Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case ofLandlord, and insuring Tenant's Property in the case of Tenant, against loss, damage, or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the Term, and consent to a waiver of right of recovery pursuant to the terms of this paragraph. Both Landlord and Tenant agree to promptly give each insurance company which has issued to it policies of insurance written notice of the terms of such mutual waivers and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation thereof by reason of such waivers. Notwithstanding anything to the contrary in this Lease: (I) each party hereby waives, releases, and agrees not to make any claim against or seek to recover from, the other party with respect to any claim (including a claim for negligence) that such party might otherwise have against the other party for loss, damage, or destruction with respect to its property occurring during the Term to the extent to which such party is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability; and (II) all waivers of subrogation and rights of recovery required hereunder shall also apply to each of the waiving party's insurance policies' deductible(s)/self-insured retention(s). Nothing contained in this Section 12(g) shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore. or rebuild, or nullify any abatement of rents provided for elsewhere in this Lease.
13.INDEMNIFICATION.

(a)Except to the extent the release of liability and waiver of i;;ubrogation provided in Section 12 above applies, Tenant shall defend, indemnify, and hold harmless Landlord, Landlord's property manager, Brandywine Realty Trust, and each of Landlord's directors, officers, members, partners, trustees, employees, and agents (collectively, "Landlord Indemnitees") from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys' fees)) to the extent arising out of or from or related to: (i) any breach or default of any of Tenant's obligations under this Lease;
(ii) any negligence or willful act or omission of Tenant, any Tenant Indemnitees (as defined below), or any Tenant Agent, in each case in connection with this Lease or the use or occupancy or manner of use or occupancy of the Premises; and (iii) except to the extent arising from Landlord's negligence or breach of this Lease, any acts or

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omissions occurring at, or the condition, use, or operation of, the Premises. If Tenant fails to promptly defend a Landlord lndemnitee following written demand by the Landlord lndemnitee, the Landlord Indemnitee shall defend the same at Tenant's expense, by retaining or employing counsel reasonably satisfactory to such Landlord Indemnitee.

(b)Except to the extent the release of liability and waiver of subrogation provided in Section 12 above applies, Landlord shall defend, indemnify, and hold harmless Tenant and each of Tenant's directors, officers, partners, trustees, employees, and agents (collectively, "Tenant Indemnitees") from and against any and all third-party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys' fees)) to the extent arising out of or from or related to: (i) any breach or default of any of Landlord's obligations under this Lease; and (ii) any negligence of Landlord or any Landlord Indemnitees or breach of this Lease by Landlord. If Landlord fails to promptly defend a Tenant Indemnitee following written demand by the Tenant Indemnitee, the Tenant Indeninitee shall defend the same at Landlord's expense, by retaining or employing counsel reasonably satisfactory to such Tenant Indemnitee.

(c)Landlord's and Tenant's obligations under this Section shall not be limited by the amount or types of insurance maintained or required to be maintained under this Lease. The provisions of this Section shall survive the Expiration Date.

14.CASUALTY DAMAGE. If there occurs any casualty to the Project and: (i) insurance proceeds are unavailable to Landlord or are insufficient to restore the Project to substantially its pre-casualty condition; or (ii) more than 30% of the total area of the Building is damaged, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to Tenant within 60 days after such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to Tenant. If there occurs any casualty to the Premises and: (i) in Landlord's reasonable judgment, the repair and restoration work would require more than 210 consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime); or (ii) the casualty occurs during the last 12 months of the Term, Landlord and Tenant shall each have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within 60 days after the date of such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to the other party, but in no event shall the termination date be after the last day of the Term. Notwithstanding the foregoing, if the casualty was caused by the act or omission of Tenant or any Tenant Agent, Tenant shall have no right to terminate this Lease due to the casualty. If there occurs any casualty to the Premises and neither party terminates this Lease, then Landlord shall use commercially reasonable efforts to cause the damage to be repaired (exclusive of Tenant's Property) to a condition as nearly as practicable to that existing prior to the damage, with commercially reasonable speed and diligence, subject to delays that may arise by reason of adjustment of the loss under insurance policies, Laws, and Force Majeure Events, provided if such damage was caused by the act or omission of Tenant or any Tenant Agent, then Tenant shall pay Landlord the amount by which Landlord's cost to repair exceeds the insurance proceeds, if any, actually received by Landlord on account of such damage (or, if Landlord fails to maintain the insurance required by Section 12, that Landlord would have received to the extent Landlord maintained such insurance required by Section 12). Landlord shall not be liable for any inconvenience or annoyance to Tenant or Tenant Indemnitees, injury to Tenant's business, or pain and suffering, resulting in any way from such damage or the repair thereof. Notwithstanding the foregoing, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated during the period (if any) during which Tenant is not reasonably able to use the Premises or an applicable portion thereof as a result of such casualty. Tenant shall have no right to terminate this Lease as a result of any damage or destruction of the Premises, except as expressly provided in this Section. The provisions of this Lease, including this Section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.
15.CONDEMNATION. Ifa taking renders the Building reasonably unsuitable for the Permitted Use, this Lease shall, at either party's option exercised by written notice to the other within 30 days after such taking, terminate as of the date title to condemned real estate vests in the condemner, the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to such date, all Rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability for any unaccrued

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obligations hereunder; provided, however, a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as to materially handicap, impede, or impair Tenant's use of the balance of the Premises for its business operations. If this Lease is not terminated after a condemnation, then notwithstanding anything to the contrary in this Lease, Fixed Rent shall be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term. Tenant shall have the right to make a claim against the condemner for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemner to Landlord.

16.SUBORDINATION: ESTOPPEL CERTIFICATE.

(a)This Lease shall be subordinate at all times to the lien of any mortgages and deeds of trust now or hereafter placed upon the Premises, Building, and/or Project and land of which they are a part (a "Mortgage") without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within 10 days after demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any Mortgagee. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder (the "Mortgagee") of any mortgage or deed of trust now or hereafter placed upon the Premises, Building, and/or Project whose name and address has been furnished to Tenant, notice by overnight mail of any such default that Tenant shall have served upon Landlord. If Landlord shall fail to cure such default, the Mortgagee shall have 45 additional days within which to cure such default or such longer period as may be reasonably necessary to complete the cure provided Mortgagee is proceeding diligently to cure such default. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution and delivery, and in that event the Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the Mortgage.
(b)Tenant shall attom to any foreclosing mortgagee, purchaser at a foreclosure sale or by power of sale, or purchaser by deed in lieu of foreclosure. If the holder of a superior mortgage shall succeed to the rights of Landlord, then at the request of such party so succeeding to Landlord's rights (herein sometimes called successor landlord) and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attom to and recognize such successor landlord as Tenant's landlord under this Lease and shall promptly, without payment to Tenant of any consideration therefor, execute and deliver any instrument that such successor landlord may request to evidence such attornment. Tenant hereby irrevocably appoints Landlord or the successor. landlord the attorney in fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Upon such attomment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor landlord shall not be bound by any modification of this Lease not approved by the successor landlord, or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord. With respect to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the nonpayment of such Rent. The provisions for attomment set forth in this Section l 6(b) shall be self-operative and shall not require the execution of any further instrument. However, if Landlord reasonably requests a further instrument confirming such attornment, Tenant shall execute and deliver such instrument within 10 days after receipt of such request.
(c)Tenant must at any time and from time to time, within 10 days after receipt of Landlord's written request, execute and deliver to Landlord an estoppel certificate certifying all reasonably requested information pertaining to this Lease.

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17.DEFAULT AND REMEDIES.

(a)An "Event of Default" shall be deemed to exist and Tenant shall be in default hereunder if:
(i) Tenant fails to pay any Rent when due and such failure continues for more than 5 business days after Landlord has given Tenant written notice of such failure (such notice being in lieu of, and not in addition to, any applicable statutory notice); provided, however, in no event shall Landlord have any obligation to give Tenant more than 2 such notices in any 12-month period, after which there shall be an Event of Default if Tenant fails to pay any Rent when due, regardless of Tenant's receipt of notice of such nonpayment, and, provided further, there shall be an automatic Event of Default if Tenant fails to pay any Rent when due and the automatic stay of bankruptcy precludes issuance of a default notice; (ii) Tenant fails to bond over a mechanic's or materialmen's lien within 10 days after Landlord's written notice; (iii) there is any assignment or subletting (excluding any Transfer to a Permitted Transferee or any other permitted subletting or assignment hereunder) in violation of the terms of this Lease; (iv) the occurrence of any default beyond any applicable notice and/or cure period under any guaranty exec.uted in connection with this Lease; (v) Tenant fails to deliver any Landlord-requested estoppel certificate or subordination agreement within twenty business days after receipt of notice that such document was not received within the time period required under this Lease; (vi) Tenant ceases to use the Premises for the Permitted Use; (vii) there is a filing of a voluntary petition for relief by Tenant or any guarantor, or the filing of a petition against Tenant or any guarantor in a proceeding under the federal bankruptcy or other insolvency laws that is not withdrawn or dismissed within 45 days thereafter, or Tenant's rejection of this Lease after such a filing, or, under the provisions of any law providing for reorganization or winding up of corporations, the assumption by any court of competent jurisdiction of jurisdiction, custody, or control of Tenant or any substantial part of its property, or of any guarantor, where such jurisdiction, custody, or control remains in force, unrelinquished, unstayed, or unterminated for a period of 45 days, or the death or ceasing of existence of Tenant or any guarantor, or the commencement of steps or proceedings toward the dissolution, winding up, or other termination of the existence of Tenant or any guarantor, or toward the liquidation of either of their respective assets, or the evidence ofthe inability of Tenant or any guarantor to pay its debts as they come due, including without limitation an admission in writing of its inability to pay its debts when due, or any judgment docketed against any guarantor which is not paid, bonded, or otherwise discharged within 45 days; or (viii) Tenant fails to observe or perform any of Tenant's other agreements or obligations under this Lease and such failure continues for more than 30 days after Landlord gives Tenant written notice of such failure plus the expiration of such additional time period as is reasonably necessary to cure such failure (not to exceed 60 days), provided Tenant promptly commences and thereafter proceeds with all due diligence and in good faith to cure such failure.
(b)Upon the occurrence of an Event of Default, Landlord, in addition to the other rights or remedies it may have under this Lease, at law, or in equity, and without prejudice to any of the same, shall have the. option, without any notice to Tenant and with or without judicial process, to pursue any one or more of the following remedies:
(i)Landlord shall have the right to terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and Tenant shall pay Landlord upon demand for all reasonable documented losses and damages that Landlord suffers or incurs by reason of such termination, including damages in an amount equal to the total of: (A) the costs ofrepossessing the Premises and all other expenses incurred by Landlord in connection with Tenant's default, plus the Administrative Fee; (B) the unpaid Rent earned as of the date of termination; (C) all Rent not actually collected for the period that would otherwise have constituted the remainder of the Term, discounted to present value at a rate of 2% per annum; and (D) all other sums of money and damages owing by Tenant to Landlord hereunder. The "Administrative Fee" means 5% of the costs incurred by Landlord in curing Tenant's default or performing Tenant's obligations hereunder. Upon the occurrence of an Event of Default, Landlord shall use commercially reasonable efforts to mitigate its damages. However, Landlord shall not be required to give any special preference or priority to reletting the Premises over other vacant space in the Building, Landlord shall be deemed to have used commercially reasonable efforts ifit uses the same efforts in marketing the Premises as used in marketing other vacant space at the Building, and in no event shall Landlord be responsible or liable for any failure to relet the Premises or any part thereof Landlord's rejection of a prospective replacement tenant based on an offer of rentals materially below fair-market rates for new leases of comparable space at the Building at the time in question, or materially below the rates provided in this Lease or containing terms materially less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate its damages.
(ii)Landlord shall have the right to terminate Tenant's right of possession (but not

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this Lease) and may repossess the Premises by forcible detainer or forcible entry and detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease. If Tenant receives written notice of a termination of its right to possession, such notice will serve as both a notice to vacate, notice to pay or quit, and a demand for possession of, the Premises, and Landlord may immediately thereafter initiate a forcible detainer action without any further demand or notice of any kind to Tenant.

(iii)Landlord shall have the right to enter and take possession of all or any portion of the Premises without electing to terminate this Lease, in which case Landlord shall have the right to relet all, or any portion of the Premises on such terms and subject to the obligation to mitigate damages consistent with clause (i) above; provided, in circumstances where the Premises are relet in whole or in part, Tenant's lease obligations for Rent or damages hereunder (except as specified in this clause (iii)) shall terminate in whole or be reduced on a pro rata basis, as applicable. Landlord will not be required to incur any expenses to relet all or any portion of the Premises, although Landlord may at its option incur customary leasing commissions or other costs for the account of Tenant as Landlord shall deem necessary or appropriate to relet. The failure of Landlord to relet all of the Premises shall not reduce Tenant's liability for Rent or damages for the portion Landlord is unable to relet, provided Landlord acts in good faith to mitigate such damages as set forth in clause (i) above.
(iv)Landlord shall have the right to enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any out-of-pocket costs which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

(v)Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. If Landlord.elects to continue this Lease in full force and effect pursuant to this Section, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 17, at law or in equity, shall not preclude Landlord from showing the Premises to potential tenants, subsequently electing to terminate this Lease, or pursuing any of its other remedies.

(c)Upon the occurrence of an Event of Default, Tenant shall be liable to Landlord for, and Landlord shall be entitled to recover: (i) all Rent accrued and unpaid through the date the Lease is terminated hereunder; (ii) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant's property; (iii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the Expiration Date; (iv) the costs of reletting commissions; (v) all legal fees and court costs incurred by Landlord in connection with the Event of Default; and (vi) the unamortized portion (as reasonably determined by Landlord) of brokerage commissions and consulting fees incurred by Landlord, excluding tenant concessions and free rent given by Landlord, in connection with this Lease.·
(d)Arty amount payable by Tenant under this Lease that is not paid when due shall bear interest at the rate of 1% per month until paid by Tenant to Landlord. If Tenant fails to pay Rent when due on 3 or more occasions during the Term, Landlord shall have the right to require Tenant to pay all future Rent by ACH debit of funds, in which case Tenant shall complete Landlord's then-current forms authorizing Landlord to automatically debit Tenant's bank account.

(e)Neither any delay or forbearance by Landlord in exercising any right or remedy hereunder nor Landlord's undertaking or performing any act that Landlord is not expressly required to undertake under this Lease shall be construed to be a waiver of Landlord's rights or to represent any agreement by Landlord to thereafter undertake or perform such act. Landlord's waiver of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or Landlord's failure to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition, nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

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(f)If Tenant defaults in the performance of any covenant, agreement, term, provision, or condition contained in this Lease, Landlord, in addition to any other rights and remedies it has under this Lease and without thereby waiving such default, may perform the same for the account of and at the expense of Tenant (but shall not be obligated to do so), without notice in a case of emergency and in any other case if such default continues after ten business days from the date that Landlord gives written notice to Tenant of its intention to do so. Landlord may invoice Tenant for all out-of-pocket amounts paid by Landlord and all losses, costs, and expenses incurred by Landlord in connection with any such performance by Landlord pursuant to this paragraph, including, without limitation, all amounts paid and costs and expenses incurred by Landlord for any property, material, labor, or services provided, furnished, or rendered, or caused to be provided, furnished, or rendered, by Landlord to Tenant (together with interest at the rate of 6% per annum from the date Landlord pays the amount or incurs the loss, cost, or expense until the date of full repayment by Tenant) monthly or immediately, at Landlord's option, and shall be due and payable by Tenant to Landlord as Additional !lent within 5 days after Tenant receives the invoice. Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, alterations, or other work in, to, or about the Premises, which, in the firstinstance, is Tenant's obligation pursuant to this Lease, shall not be deemed to impose any obligation on Landlord to do so, render Landlord liable to Tenant or any third party for the failure to do so, or relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

(g)The rights granted to Landlord in this Section shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law or in equity. Landlord shall be entitled to injunctive relief in case of.the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.
(h)No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity, and acceptance of such partial payment shall be deemed subject to Landlord's reservation of all rights.

(i)Nothing herein shall be deemed to prevent the abandonment of property as set forth in Section l 8{b). Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property (excluding files) of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale,.after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Section l 7{b)(i) and Section·21, and in the event the public or private sale is pursued, notice of sale shall be given at least 5 days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwiserequired by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State.

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(j)Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision oflaw, and agrees that 5 days' notice shall be sufficient in any case where a longer period may be statutorily specified.

(k)In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(1)TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WIDCH MAY BE BROUGHT FOR ANY ACTION SPECIFIED IN SUBPARAGRAPH (j)(2) OF THIS SECTION (AND FOR THE AVOIDANCE OF DOUBT EXCLUDING ACTIONS CONCERNING ANY SUM PAYABLE UNDER SUBPARAGRAPHS (a) THROUGH (h) OF THIS SECTION), AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF POSSESSION OF THE PREMISES AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID TAKING INTO ACCOUNT LANDLORD'S OBLIGATION TO MITIGATE DAMAGES TO THE EXTENT REQUIRED UNDER THIS LEASE AND FOR COSTS TOGETHER WITH REASONABLE ATTORNEY'S FEES. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF TIDS LEASE.
(2)WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS BEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.
(3)In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant represents to Landlord that it has a gross income of at least $10,000.

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT BAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST

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LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT: MADRIGAL PHARMACEUTICALS, INC.

By: /s/ Marc Schneebaum
Name: Marc Schneebaum
Title: CFO
Date: 1/10/2019

18.SURRENDER: HOLDOVER.

(a)By no later than the Expiration Date or earlier termination of Tenant's right to possession of the Premises (such earlier date, the "Surrender Date"), Tenant shall vacate and surrender the Premises to Landlord in good order and condition, free of all Transferees, vacant, broom clean, and in conformity with the applicable provisions of this Lease, including without limitation Sections 9 and 11. Tenant shall have no right to hold over beyond the Surrender Date, and if Tenant does not vacate as required such failure shall be deemed an Event of Default and Tenant's occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the Surrender Date, the amount of Rent owed by Tenant to Landlord will be the Holdover Percentage of the Rent for the month immediately prior to the Expiration Date, without prorating for any partial month of holdover, and except that any provisions in this Lease that limit the amount or defer the payment of Additional Rent are null and void. The "Holdover Percentage" equals: (i) 150% for the first month of holdover; and
(ii) 200% for any period of holdover beyond 1 month. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the Surrender Date shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including reasonable attorneys' fees, incurred by Landlord as a result of such holdover. The provisions of this Section shall not constitute a waiver by Landlord of any right of reentry as set forth in this Lease; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord's right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed. No option to extend this Lease shall have been deemed to have occurred by Tenant's holdover, and any and all options to extend this Lease or expand the Premises shall be deemed terminated and ofno further effect as of the first date that Tenant holds over. In addition, if Tenant fails to vacate and surrender the Premises as herein required, Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all costs, losses, expenses, or liabilities incurred as a result of or related to such failure, including without limitation, claims made by any succeeding tenant and reasonable attorneys' fees. Tenant's obligation to pay Rent and to perform all other Lease obligations for the period up to and.including the Surrender Date, and the provisions of this Section, shall survive the Expiration Date. In no way shall the remedies to Landlord set forth above be construed to constitute liquidated damages for Landlord's losses resulting from Tenant's holdover.

(b)Prior to the Surrender Date, Tenant, at Tenant's expense, shall remove from the Premises Tenant's Property and all telephone, security, and communication equipment systems, and restore in a good and workmanlike manner any damage to the Premises and/or the Building caused by such removal or replace the damaged component of the Premises and/or the Building if such component cannot be restored as aforesaid as reasonably determined by Landlord. Notwithstanding the foregoing, Tenant shall not be required to remove a Specialty Alteration ifat the time Tenant requests Landlord's consent to such Specialty Alteration, Tenant provides Landlord with written notification that Tenant desires to not be required to remove such Specialty Alteration and Landlord consents in writing to Tenant's non-removal request. A "Specialty Alteration" means an Alteration (other than pursuant to Exhibit C) that is not Building standard, including without limitation kitchens (other than a pantry installed for the use of Tenant's employees only), executive restrooms, computer room installations, supplemental HVAC equipment and components, safes, vaults, libraries or file rooms requiring reinforc ment of floors, internal staircases, slab penetrations, non Building standard life safety systems, security systems, specialty door locksets (such as cipher locks) or lighting, and any demising improvements done by or on behalf of Tenant. If Tenant fails to remove any of Tenant's Property as required herein, the same shall be deemed abandoned and Landlord, at Tenant's expense, may remove and dispose of same and repair and restore any damage caused thereby, or, at Landlord's election, such Tenant's Property shall

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become Landlord's property. Tenant shall not remove any Alteration (other than Specialty Alterations) from the Premises without the prior written consent of Landlord.

19.RULES AND REGULATIONS. Tenant covenants that Tenant and Tenant Agents shall comply with the rules and regulations set forth on Exhibit E attached hereto. Landlord shall have the right to rescind and/or augment any of the rules and regulations and to make such other and further written rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which when delivered to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control. Landlord shall not have any liability to Tenant for any failure of any other tenants to comply with any of the rules and regulations; provided Landlord shall use commercially reasonable efforts to enforce the rules and regulations equally against all office tenants and occupants of the Building, subject to the terms of applicable leases.

20.GOVERNMENTAL REGULATIONS.

(a)Tenant shall not use, generate, manufacture, refine, transport, treat, store, handle, dispose, bring, or otherwise cause to be brought or permit any Tenant Agent to bring, in, on, or about any part of the Project, any hazardous waste, solid waste, hazardous substance, toxic substance, petroleum product or derivative, asbestos, polychlorinated biphenyl, hazardous material, pollutant, contaminant, or similar material or substance as defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (CERCLA), or now or hereafter defined or regulated as such by any other Law ("Hazardous Material"). Notwithstanding the foregoing, Tenant shall be permitted to bring onto the Premises office cleaning supplies and products normally found in modern offices provided Tenant only brings a reasonable quantity of such supplies and products onto the Premises and Tenant shall at all times comply with all Laws pertaining to the storage, handling, use, disposal, and application of such supplies and products, and all Laws pertaining to the communication to employees and other third parties of any hazards associated with such supplies and products. Tenant shall not install any underground or above ground tanks on the Premises. Tenant shall not cause or permit to exist any release, spillage, emission, or discharge of any Hazardous Material on or about the Premises ("Release"). In the event of a Release, Tenant shall immediately notify Landlord both orally and in writing, report such Release to the relevant government agencies as required by applicable Law, and promptly remove the Hazardous Material and otherwise investigate and remediate the Release in accordance with applicable Law and to the satisfaction of Landlord. Landlord shall have the right, but not the obligation, to enter upon the Premises to investigate and/or remediate the Release in lieu of Tenant, and Tenant shall reimburse Landlord as Additional Rent for the costs of such remediation and investigation. Tenant shall promptly notify Landlord if Tenant acquires knowledge of the presence of any Hazardous Material on or about the Premises, except as Tenant is permitted to bring onto the Premises under this Lease. Landlord shall have the right to inspect and assess the Premises for the purpose of determining whether Tenant is handling any Hazardous Material in violation of this Lease or applicable Law, or to ascertain the presence of any Release. This subsection shall survive the Expiration Date.
(b)Tenant shall, and shall direct Tenant Agents to, use the Premises in compliance with all applicable Laws. Tenant shall, at its sole cost and expense, promptly comply with each and all of such Laws, except in the case ofrequired structural changes not triggered by Tenant's particular use or manner of use or change in use of the Premises, or Tenant's Alterations. Without limiting the generality of the foregoing, Tenant shall: (i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including, but not limited to, state and local business licenses, and permits; and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents, and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes, gross receipts taxes, and other taxes, assessments, duties, impositions, and similar charges that are or may be assessed, levied, or imposed upon Tenant or Tenant's Property. Tenant shall also comply with all applicable Laws that do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial, governmental or regulatory action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant.

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(c)Notwithstanding anything to the contrary in this Lease, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Project into compliance with Laws as a result of: (i) Tenant's particular use or alteration of the Premises; (ii) Tenant's change in the use of the Premises; (iii) the manner of conduct of Tenant's business or operation of its installations, equipment, or other property therein; (iv) any cause or condition created by or at the instance .of Tenant or any Tenant Agent, other than by Landlord's performance of any work for or on behalf of Tenant; or (v) breach of any of Tenant's obligations hereunder, then Tenant shall bear all costs of bringing the Premises and/or Project into compliance with Laws, whether such costs are related to structural or nonstructural elements of the Premises or Project.

(d)Except to the extent Tenant shall comply as set forth above, during the Term Landlord shall comply with all applicable Laws regarding the Project (including the Premises), including without limitation compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations as to the design and construction of the Common Areas.

(e)Each party hereto hereby acknowledges and agrees that it will riot knowingly violate any applicable Laws regarding bribery, corruption, and/or prohibited business practices solely as they concern each such party's respective activities under or in connection with this Lease, and each such party will be solely responsible for and will hold harmless the other party from and against any such claims or liabilities in connection with any of such responsible party's own violations of any such Laws.
21.NOTICES. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand will be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service (e.g., Federal Express, UPS, and USPS) with evidence ofreceipt required for delivery; (iii) delivered by registered or certified mail, return receipt requested, postage prepaid; or (iv) if an email address is provided by the recipient, emailed with electronic confirmation of transmission (including but riot limited to "read receipt" by the recipient); in all such cases addressed to the parties at the addresses set forth below, except that prior to the Commencement Date, notices to Tenant may be sent instead to the attention of any employee or attorney of Tenant with whom Landlord negotiated this Lease. Each such notice will be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party has the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section, and each party will, if requested, within 10 days confirm to the other its notice address. Notices from Landlord may be given by either an agent or attorney acting on behalf of Landlord.
Tenant:    Madrigal Pharmaceuticals, Inc. Attn: Chief Financial Officer 200 Barr Harbor Drive
West Conshohocken, PA 19428 Phone: (484) 380-9263
Email: MSchneebaum@MadrigalPharma.com

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DocuSlgn Envelope ID: 0AB1CA57-E337-4960-8BAB-C49F99AF0AA6
Landlord:    Four Tower Bridge Associates
c/o Brandywine Realty Trust
Attn: JeffDeVuono, Executive Vice President & Senior Managing Director, RE: Building #588
FMC Tower at Cira Centre South 2929 Walnut St., Suite 1700
Philadelphia, PA 19104
Phone No. 610-325-5600
Email: jeff.devuono@bdnreit.com

With a copy to:
Email: Legal.Notices@bdmeit.com
Notwithstanding anything to the contrary in this Lease, billing statements and the like may be sent by regular mail or electronic means (such as email) to Tenant's billing contact without copies.
Tenant's billing contact:

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DocuSign Envelope ID: 0AB1CA57-E337-4960-8BAB-C49F99AF0AA6
Madrigal Pharmaceuticals, Inc. Attn: Chief Financial Officer 200 Barr Harbor Drive
MSchneebaum@MadrigalPharma.com
West Conshohocken, PA 19428 Phone: (484) 380-9263
Email:

22.BROKERS. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and Broker. Each party shall indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys' fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. Landlord shall pay Broker a commission in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and Broker. This Section shall survive the Expiration Date.

23.LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building, and upon termination of that ownership, Tenant, except as to any obligations that are then due and owing, shall look solely to Landlord's successor-in-interest in ownership of the Building for the satisfaction of each and every obligation of Landlord hereunder. Upon request and without charge, Tenant shall attorn to any successor to Landlord's interest in this Lease and, at the option of any Mortgagees, to such Mortgagees. Landlord may transfer its interest in the Building without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease. Landlord shall have no personal liability under any of the terms, conditions, or covenants of this Lease. Tenant and Tenant Agents shall look solely to the equity of Landlord in the Building and/or the net proceeds actually received therefrom for the satisfaction of any claim, remedy, or cause of action of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Project, this Lease, or anything related to either, including without limitation as a result of the breach of any Section of this Lease by Landlord. In addition, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof or the relationship between the parties, against any past, present, or future Landlord Indemnitee (other than Landlord), whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the Landlord Indemnitees (other than Landlord).
24.RELOCATION. Landlord, at its sole expense, on at least 12 months' prior written notice to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable size, layout, fit-out and decor in the Building. In the event of any such relocation, Landlord shall pay all the reasonable expenses: (a) of preparing and decorating the new premises so that the layout and fit-out will be substantially similar to the Premises;
(b) of moving Tenant's furniture, equipment and all other contents in the Premises to the new premises (including Tenant's data and communication wiring and cabling); and (c) reasonably incurred and documented by Tenant, up to a maximum amount of $50,000.00, for business disruption expenses, including expenses in notifying its clients of such relocation, obtaining new letterhead and business cards, and other incidental expenses related directly to Tenant's relocation. Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion. Upon the effective date of the relocation: (i) the description of the Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the new premises shall, for all purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions, and agreements of this Lease, including those agreements to pay Rent (at the same rate perrentable square foot), shall continue in full force and effect and shall apply to the new premises; and (ii) Tenant shall move into the new premises.
25.GENERAL PROVISIONS.

(a)Provided there is no Event of Default, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone lawfully or equitably claiming by, through, or under Landlord, under and subject to the terms and conditions of this Lease and of any deeds of trust now or hereafter affecting all or any portion of the Premises.

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(b)Subject to the terms and provisions of Section 10. the respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto. their successors and assigns.

(c)This Lease shall be governed in accordance with the Laws of the State, without regard to choice of law principles. Landlord and Tenant hereby consent to the exclusive jurisdiction of the state and federal courts located in the jurisdiction in which the Project is located.

(d)In connection with any litigation or arbitration arising out of this Lease. Landlord or Tenant, whichever is the prevailing party as determined by the court or arbitrator in such litigation, shall be entitled to recover from the other party all reasonable costs and expenses incurred by the prevailing party in connection with such litigation. including reasonable attorneys' fees. If. in the context of a bankruptcy case, Landlord or Tenant is compelled at any time to incur any expense. including attorneys' fees, in enforcing or attempting to enforce the terms of this Lease or to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by the trustee or otherwise, then the sum so paid by such party shall be awarded to such party by the Bankruptcy Court and shall be immediately due and payable by the trustee or by such party's bankruptcy estate to such party in accordance with the terms of the order of the Bankruptcy Court.
(e)This Lease. which by this reference incorporates all exhibits. riders. schedules, and other attachments hereto, supersedes all prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all of the agreements, conditions, understandings, representations, and warranties made between the.parties hereto with respect to the subject matter hereof, and may not be modified orally or in y manner other than by an agreement in writing signed by both parties hereto or their respective successors-in-interest. Whenever placed before one or more items. the words "include". "includes". and "including" shall mean considered as part ofa larger group, and not limited to the item(s) recited. Except to the extent expressly set forth otherwise in this Lease, neither Landlord, nor anyone acting on Landlord's behalf, has made any representation. warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition of the Building or the land under the Building or suitability, including without limitation. the fitness of the Premises for Tenant's intended use. If any provisions of this Lease are held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.
(f)    TIME IS OF THE ESSENCE UNDER ALL PROVISIONS OF THIS LEASE. INCLUDING ALL NOTICE PROVISIONS.
(g)If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except. with respect to Tenant, its obligations to pay Rent. the giving of notice with respect to the exercise ofa Lease option. and surrender of the Premises as and when required under this Lease) due to fire or other casualty (or reasonable delays in the adjustment of insurance claims). acts of terrorism. war or other emergency (including severe weather emergency), governmental delay beyond what is commercially reasonable (provided the party claiming the delay provides reasonable evidence to the other party that the party claiming the delay is diligently pursuing the approval or permit that is the subject to the governmental delay), inability to obtain any materials or services (exclusive of delays in connection with long-lead items requested by Tenant for the Leasehold Improvements. which are deemed Tenant Delays). acts of God. strike. lockout or other labor dispute. orders or regulations of any federal, state. county or municipal authority, embargoes. or any other cause beyond such party's reasonable control (whether similar or dissimilar to the foregoing events) (each. a "Force Majeure Event"). then the time for performance of such obligation shall be excused for the period of such delay or prevention (and such party shall not be deemed in default with respect to the performance of its obligations) and extended for a period equal to the period of such delay or prevention. Financial disability or hardship shall never constitute a Force Majeure Event. No such inability or delay due to a Force Majeure Event shall constitute an actual or constructive eviction. in whole or in part, or entitle Tenant to any abatement or diminution of Rent (except as set forth herein), or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party. or injury to or interruption of the other party's business, or otherwise.
(h)Excepting payments of Fixed Rent. Operating Expenses. and utilities (which are to be paid as set forth in Sections 4, 5, and 6) and unless a specific time is otherwise set forth in this Lease for any Tenant payments. all amounts due from Tenant to Landlord hereunder shall be paid by Tenant to Landlord as Additional Rent within 30 days after receipt of an invoice therefor.

DocuSign Envelope ID: 0A81CA57-E337-4960-8BAB-C49F99AF0AA6
(i)Tenant's financials are publicly available online at no cost to Landlord at https://www.sec.gov/cgi-bin/browse- edgar?action=getcompany&CIK=0001157601&owner=exclude&count=40&hidefilings=0.    As    of    • the Commencement Date, the most recently available audited financial statements of Tenant can be found at https://www.sec.gov/Archives/edgar/data/1157601/000104746918001557/0001047469-18-001557-index.htm. If at any time Tenant's finaJ1cial statements are no longer publicly available online at no cost to Landlord, then within 10 days after written request by Landlord (but not more than once during any 12-month period unless a default has occurred under this Lease, or in the event of a sale, financing, or refmancing by Landlord of all or any portion of the Project), Tenant shall furnish to Landlord, Mortgagee, or Landlord's prospective mortgagee or purchaser, reasonably requested financial information. In connection therewith and upon Tenant's request, Landlord and Tenant shall execute a mutually acceptable confidentiality agreement on Landlord's form therefor.

(j)Tenant represents and warrants to Landlord that: (i) Tenant was duly organized and is validly existing and in good standing under the Laws of the jurisdiction set forth for Tenant in the first sentence of this Lease; (ii) Tenant is legally authorized to do business in the State; (iii) the person(s) executing this Lease on behalf of Tenant is(are) duly authorized to do so; and (iv) Tenant has the full corporate power and authority to enter into this Lease and has taken all corporate action necessary to·carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). From time to time upon Landlord's request, Tenant will provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord authorizing the execution of this Lease at the time of such execution.
(k)If Tenant has removed all or substantially all of Tenant's Property and there are 2 months or less remaining in the Term, Landlord shall have the right to access and make improvements to the Premises in anticipation ofreletting without affecting or modifying the Term or Rent, subject to notice to and consent of Tenant (which consent shall not be unreasonably withheld, but may be conditioned upon delivery of a general release by Landlord for the benefit of Tenant). Tenant shall have no rights in or to such improvements. Tenant hereby waives any claim of constructive eviction, early termination of this Lease, or reduction of Rent iil connection with Landlord exercising such right.

(I)Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury, including those parties named on OFAC's Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto shall defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys' fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations shall survive the Expiration Date.
(m)Landlord shall have the right, to the extent required to be disclosed by Landlord or Landlord's affiliates in connection with filings required by applicable Laws, including without limitation the Securities and Exchange Commission ("SEC"), without notice to Tenant to include in such securities filings general information relating to this Lease, including, without limitation, Tenant's name, the Building, and the square footage of the Premises. Except as set forth in the preceding sentence, neither Tenant nor Landlord shall issue, or permit any broker, representative, or agent representing either party in connection with this Lease to issue: (i) any press release; or (ii) any other public disclosure regarding the specific terms of this Lease (or any amendments or modifications hereof), without the prior written approval of the other party. The parties acknowledge that the transaction described in this Lease and the terms thereof (but not the existence thereof) are of a confidential nature and shall not be disclosed except to such party's employees, attorneys, accountants, consultants, advisors, affiliates, and actual and prospective purchasers, lenders, investors, subtenants and assignees (collectively, "Permitted Parties"), and except as, in the good faith judgment of Landlord or Tenant, may be required to enable Landlord or Tenant to comply with its obligations under Law or under laws and regulations of the SEC. Neither party may make any public disclosure of the specific

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terms of this Lease, except as required by Law, including without limitation SEC laws and regulations, or as otherwise provided in this paragraph. In connection with the negotiation of this Lease and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have had access to confidential information relating to the other party. Each party shall treat such information and shall cause its Permitted Parties to treat such confidential information as confidential, and shall preserve the confidentiality thereof, and not duplicate or use such information, except by Permitted Parties.

(n)Neither Tenant, nor anyone acting through, under, or on behalf of Tenant, shall have the right to record this Lease, nor any memorandum, notice, affidavit, or other writing with respect thereto.

(o)Tenant shall not claim any money damages by way of setoff, counterclaim, or defense, based on any claim that Landlord unreasonably withheld its consent, in which case Tenant's sole and exclusive remedy shall be an action for specific performance, injunction, or declaratory judgment.

(p)All requests made to Landlord to perform repairs or furnish services, supplies, utilities, or freight elevator usage (if applicable), shall be made online to the extent available (currently such requests shall be made via http://etenants.com/, as the same may be modified by Landlord from time to time) otherwise via email or written communication to Landlord's property manager for the Building. Whenever Tenant requests Landlord to take any action not required of Landlord under this Lease or give any consent required or permitted to be given by Landlord under this Lease (for example, a request for a Transfer consent, a consent to an Alteration, or a subordination of Landlord's lien, but other than a request for services, supplies, or utilities which is governed by Section ?Cb)). Tenant shall pay to Landlord for Landlord's professional costs in connection with each such action or consent Landlord's reasonable documented costs incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable attorneys', engineers' and/or architects' fees (as applicable), plus the Administrative Fee. The foregoing amount shall be paid by Tenant to Landlord within 30 days after Landlord's delivery to Tenant ofan invoice for such amount. Tenant shall pay such amount without regard to whether Landlord takes the requested action or gives the requested consent.
(q)Tenant acknowledges and agrees that Landlord shall not be considered a "business associate" for any purpose under the Health Insurance Portability and Accountability Act of 1996 and all related implementing regulations and guidance.

(r)Tenant shall direct any work performed on behalf of Tenant to be performed by contractors who work in harmony, and shall not interfere, with any labor employed by Landlord or Landlord's contractors. If at any time any of the contractors performing work on behalf of Tenant does not work in harmony or interferes with any labor employed by Landlord, other tenants, or their respective mechanics or contractors, then the permission granted by Landlord to Tenant to do or cause any work to be done in or about the Premises may be withdrawn by Landlord with 48 hours' written notice to Tenant.

(s)·    This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. The submission of this Lease by Landlord to Tenant for. examination does not constitute a reservation of or option for the Premises or of any either space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect hereto, or with respect to the Premises, unless and until both parties have executed and delivered this Lease. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and counterpart signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted and/or produced electronically shall be deemed to be their original signature for all purposes.

(t)Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice or, in the case of an emergency, at any time without notice. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises.

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(u)If more than one entity executes this Lease as Tenant, each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant.
(v)TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRI.AL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAil\1 BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE BUILDING, ANY CLAIM OR INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. TENANT .CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. TENANT WAIVES ANY RIGHT TO RAISE ANY NONCOMPULSORY COUNTERCLAIM IN ANY SUMMARY OR EXPEDITED ACTION OR PROCEEDING INSTITUTED BY LANDLORD. LANDLORD, TENANT, ALL GUARANTORS, AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM, OR POWER UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

26.EXTENSION OPTION.

(a)Provided: (i) no Event of Default exists; (ii) there has not previously been more than 1 monetary default in any 12-month period; (iii) this Lease is in full force and effect; (iv) Tenant is the originally named Tenant; and (v) Tenant is then occupying 100% of the Premises for the conduct of Tenant's business, Tenant shall have the right to extend the Term ("Extension Option") for 36 months beyond the end of the Initial Term ("Extension Term") by delivering Tenant's written extension election notice to Landlord no later than the Extension Deadline and no earlier than 3 months prior to the Extension Deadline. The "Extension Deadline" means the date that is 12 months prior to the expiration of the Initial Term; The terms and conditions of this Lease during the Extension Term shall remain unchanged except Tenant shall only be entitled to the 1 Extension Term provided above, the annual Fixed Rent for the Extension Term shall be the Extension Rent (as defined below), the Expiration Date shall be the last day of the Extension Term, and, except to the extent reflected in the Extension Rent, Landlord shall have no obligation to perform any tenant improvements to the Premises or provide any tenant improvement allowance to Tenant. Upon Tenant's delivery of its written extension election notice, Tenant may not thereafter revoke its exercise of the Extension Option. Notwithstanding anything to the contrary in this Lease, Tenant shall have no right hereunder to extend the Term other than or beyond the 1, 36-month Extension Term described in this paragraph.
(b)"Extension Rent" means the fair market extension term base rent for space comparable to the Premises in comparable buildings in the market in which the Project is located. In determining the Extension Rent, Landlord, Tenant and any broker shall take into account all relevant factors including, without limitation, prevailing market allowances and concessions for renewing tenants, space measurement methods and Joss factors, the lease term, the size of the space, the location of the building(s), parking charges, the amenities offered at the building(s), the age of the building(s), and whether Project Expenses and other pass-through expenses are on a triple net, base year, expense stop or other basis. In lieu of directly providing any prevailing market or improvement allowances and/or concessions, Landlord may elect to reduce the Extension Rent by the economic equivalent thereof to reflect the fact that such allowances and concessions were not provided directly to Tenant for the Extension Term. During the Extension Term, Tenant shall not be automatically entitled to any tenant improvement allowances, free rent periods, or other economic concessions (if any) that Tenant received during the prior Term, except to the extent such items are indirectly incorporated into the Extension Rent as set forth in this Section; provided the preceding clause shall have no effect on the fair market value determination or reduction provisions set forth in the two preceding sentences and the succeeding sentence. When the Extension Rent is being determined for the first year of the Extension Term, the Extension Rent for the second and all subsequent years of the Extension Term shall also be determined in accordance with the methodology set forth herein, subject to the then prevailing annual rent escalation factor in the applicable leasing market.
(c)If Tenant timely exercises the Extension Option and Landlord and Tenant do not agree

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upon the Extension Rent in writing by the date that is the later of 20 days after Landlord's receipt of Tenant's extension notice or 3 months prior to the Extension Deadline, then within 15 days after either party notifies the other in writing that such notifying party·desires to determine the Extension Rent in accordance with the following procedures set forth in this Section, Landlord-and Tenant shall each deliver to the other party a written statement of such delivering party's determination of the Extension Rent, together with such supporting documentation as the delivering party desires to deliver. Within 10 days after such 15-day period, Landlord and Tenant shall mutually agree and appoint a real estate broker having a minimum of 10 years' experience in the market in which the Project is located, which broker shall select either Landlord's determination or Tenant's determination, whichever the broker finds more accurately reflects the Extension Rent. The broker shall be instructed to notify Landlord and Tenant of such selection within 10 days after such broker's appointment. The broker shall have no power or authority to select any Extension Rent other than the Extension Rent submitted by Landlord or Tenant nor shall the broker have any power or authority to modify any of the provisions of this Lease, and the decision of the broker shall be final and binding upon Landlord and Tenant. If Landlord and Tenant do not timely agree in writing upon the appointment of the broker, Landlord shall submit to Tenant the names of3 qualified brokers with a minimum of 10 years' experience in the market in which the Project is located, and Tenant shall have 10 days after receiving such names to notify Landlord of which of the 3 brokers Tenant selects to determine the Extension Rent. If Tenant fails to timely notify Landlord ofTenant's selection, Landlord shall have the right to unilaterally appoint the broker. The fee and expenses of the broker shall be shared equally by Landlord and Tenant.

(d)Upon Tenant's timely and proper exercise of the Extension Option pursuant to the terms above and satisfaction of the above conditions: (i) the "Term" shall include the Extension Term; and (ii) upon Landlord's request, Tenant shall execute prior to the expiration of the then-expiring Term, an appropriate amendment to this Lease, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the extension of the Term, the Extension Rent and any related conforming terms for the ensuing Extension Term (provided Tenant's failure to execute such amendment shall not negate the effectiveness of Tenant's exercise of the Extension Option in accordance with the following terms).

27.RIGHT OF FIRST OFFER.

(a)Provided: (i) no Event of Default exists; (ii) there has not previously been more than 1 monetary default in any 12-month period; (iii) this Lease is in full force and effect; (iv) Tenant is the originally named Tenant; and (v) Tenant is then occupying at least 100% of the Premises for the conduct of Tenant's business, Tenant shall have rights concerning Potential ROFO Space and, following receipt of Tenant's written request (a "Tenant ROFO Reguest") at any time after the Commencement Date, Landlord shall notify Tenant in writing ("Landlord's ROFO Notice") when either (A) any rentable space located contiguous to the Premises and on second floor of the Building, or (B) 5,000 rentable square feet or more located anywhere in the Building (with (A) or (B) constituting "Potential ROFO Space") becomes available to lease (as defined below) or Landlord reasonably anticipates that such space will become available to lease from Landlord prior to the last 12 months of the Initial Term. Landlord's ROFO Notice shall identify the portion of the Potential ROFO Space that is available to lease (such identified space, "ROFO Space"), and include the anticipated availability date and proposed fair market economic terms for the lease of the ROFO Space and, subject to the terms and provisions of this Section, Tenant shall have the right ("ROFO") to lease all (but not less than all) of the ROFO Space on the terms set forth in Landlord's ROFO Notice by delivering Tenant's written notice of such election to Landlord ("Tenant's ROFO Notice") within 10 business days after Tenant's receipt of Landlord's ROFO Notice.
(b)Upon Tenant's delivery of Tenant's ROFO Notice, Tenant may not thereafter revoke Tenant's exercise of the ROFO. If an Event of Default exists and is not cured at any time after Landlord receives Tenant's ROFO Notice but before the first day that Tenant commences to lease the ROFO Space, Landlord, at Landlord's option, shall have the right to nullify Tenant's exercise of the ROFO with respect to the ROFO Space. If Tenant notifies Landlord that Tenant elects not to lease the ROFO Space or if Tenant fails to timely deliver Tenant's ROFO Notice to Landlord with respect thereto, then Landlord shall have the right to enter into a lease agreement(s) for the ROFO Space under one or more leases containing such terms as Landlord deems acceptable in Landlord's sole discretion, and the ROFO shall be void and have no further force or effect with respect to such space; provided, however, the ROFO shall survive with respect to other Potential ROFO Space such that following receipt of a subsequent Tenant ROFO Request, Landlord shall send a Landlord's ROFO Notice when other Potentia!ROFO Space

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becomes available to lease or Landlord reasonably anticipates that such space will become available to lease from Landlord prior to the last 12 months of the Initial Term.

(c)The ROFO shall be subject, subordinate, and in all respects inferior to the rights of any third-party tenant leasing space at the Building as of the date of this Lease. Landlord may at any time choose to use any space that is or about to become vacant within the Building for marketing or property management purposes, or as a Building amenity or Common Area such as a fitness center or conference area, or to lease such space to.an existing· tenant of Landlord in connection with the relocation of such tenant, without in any such case notifying or offering such space to Tenant or giving rise to any right of Tenant hereunder. Space is "available to lease" as ofthe date of any Tenant ROFO Request if and when: (i) the lease for any tenant of all or a portion of the space expires or is otherwise terminated, provided space shall not be deemed to be or become available if the space is assigned or subleased by the tenant of the space, or relet by the tenant or subtenant of the space by renewal, extension, or new lease; and (ii) to the extent that all or a portion of the Potential ROFO Space is available to lease from Landlord as of the date of this Lease, Landlord has entered into a lease with a third-party tenant for such currently available ROFO Space after the date of this Lease and the term of that lease has expired (including, without limitation, the expiration of any lease term extension period(s), regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease or otherwise) or been terminated.

(d)Except to the extent expressly set forth in Landlord's ROFO Notice to the contrary, if Tenant elects to lease the ROFO Space, such space shall become subject to this Lease upon the same terms and conditions as are then applicable to the original Premises, except that Tenant shall take the ROFO Space in "AS IS" condition and Landlord shall have no obligation to make any improvements or alterations to the ROFO Space,-and the term of Tenant's lease of the ROFO Space shall be the term specified in Landlord's ROFO Notice. Landlord shall determine the exact location of any demising walls (if any) for the ROFO Space. Tenant shall not be entitled to any tenant improvement allowances, free rent periods, or other special concessions granted to Tenant with respect to the original Premises. Upon Tenant's leasing of the ROFO Space, the "Premises" .shall include the ROFO Space and, except as otherwise set forth in this Section, all computations made under this Lease based upon or affected by the rentable area ofthe Premises shall be recomputed to include the ROFO Space.
(e)If Tenant timely exercises its right to lease the ROFO Space: (i) Tenant's lease of the ROFO Space shall commence upon the later of: (A) the date ofavailability specified in Landlord's ROFO Notice; or (B) the date Landlord tenders possession of the ROFO Space in vacant condition; (ii) the ROFO under this Section 27 shall thereafter be null and void; and (iii) upon Landlord's request, Tenant shall execute an appropriate new lease or amendment, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the expansion of the Premises as set forth in this Section (provided Tenant's failure to execute such lease or amendment shall not negate the effectiveness of Tenant's exercise of the ROFO).
28.FURNITURE AND EQUIPMENT. Subject to Tenant not being in breach of this Lease, including without limitation timely payment of Rent, Landlord hereby grants to Tenant an exclusive, nontransferable license to use the furniture, kitchen appliances, fixtures, installed personal property and wiring and cabling currently located at the Premises (collectively, "Premises Personal Property") for the Term. Some of the Premises Personal Property is shown on Exhibit F attached hereto. All title to the Premises Personal Property shall remain with Landlord, and Tenant shall have no right to remove the Premises Personal Property from the Premises without Landlord's prior written consent. Tenant shall maintain the Premises Personal Property in good working condition throughout the Term, ordinary wear and tear excepted. Landlord makes no express or implied representations or warranties whatsoever with respect to the Premises Personal Property, and Tenant accepts the Premises Personal Property in its "as is, where is" condition. Tenant hereby represents and warrants that Tenant or Tenant's authorized representative(s) has, or have, examined and/or inspected the Premises Personal Property to ascertain its present condition, and Tenant hereby accepts the present physical condition of the Premises Personal Property "AS IS - WHERE IS". Landlord shall not hereafter be liable for any losses sustained or damages arising out of Tenant's use, operation, maintenance, repair, or other disposition of the Premises Personal Property, or for any action of Tenant in managing or using the Premises Personal Property. Tenant shall have no rights in or to the Premises Personal Property upon any default by Tenant under this Lease, in which case Landlord shall have the right to remove and dispose of the Premises Personal Property in Landlord's sole and absolute discretion. Tenant shall surrender the Premises Personal Property to Landlord in good working condition on or prior to the Surrender Date, ordinary wear and tear excepted.

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[SIGNATURES ON FOLLOWING PAGE]

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DocuSign Envelope ID: 0AB1CA57-E337-4960-8BAB-C49F99AF0AA6

TENANT CONFESSION CERTIFICATION: Tenant acknowledges and agrees that any failure of Tenant to execute Section 17(k) of this Lease shall be an absolute bar from Tenant (or Tenant's successors or assigns) claiming, alleging or petitioning, including, but not limited to, in any petition to open said confession, that such Section is invalid and not binding upon Tenant (or Tenant's successors or assigns).

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above stated.

LANDLORD:	TENANT:
FOUR TOWER BRIDGE ASSOCIATES	MADRIGAL PHARMACEUTICALS, INC.
By: Brandywine TB I, L.P., its General Partner
By: Brandywine TB I, L.L.C.

By: /s/ Jeff DeVuono	By: /s/ Marc Schneebaum
Name: Jeff DeVuono	Name: Marc Schneebaum
Title: EVP	Title: CFO
Date: 1/14/19	Date: 1/10/19

Exhibits: Exhibit A: Exhibit B: Exhibit C: ExhibitD: Exhibit E: Exhibit F:

Location Plan of Premises Formof COLT
Leasehold Improvements Cleaning Specifications Rules and Regulations Premises Personal Property

[Signature Page]